UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2019

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230. 405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective January 15, 2019, Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), entered into a Letter Amendment (the “Amendment”) to the Amended and Restated Executive Employment Agreement, effective January 1, 2015, as amended pursuant to letter agreements dated July 3, 2017 and March 20, 2018 (collectively, the “Employment Agreement”), between the Company and Joel S. Marcus, the Company’s Executive Chairman (the “Executive”).

The Amendment extends the expiration of the Executive's term as the Company’s Executive Chairman from December 31, 2019 until December 31, 2020, subject to extension for additional one-year periods thereafter unless and until the Company or the Executive provides notice of non-renewal. In addition, for any equity or equity-based awards granted after the date of the Amendment, the Amendment revises the age required for the treatment upon certain terminations of service for any reason other than Cause as defined in the Employment Agreement as provided in the last paragraph of Section 3.4(h)(iii) of the Employment Agreement to age 77, from age 72.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
10.1    Letter Amendment to Amended and Restated Executive Employment Agreement, dated January 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date:	January 18, 2019	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Co-President & Chief Financial Officer
(Principal Financial Officer)